UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARES CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	33-1089684
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY 10017 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to purchase Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-149109 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

                A description of the rights to purchase common stock, par value $0.001 per share (the “Rights”), to be registered hereunder is contained in the section entitled “The Rights Offering — Terms of the Offering” in Ares Capital Corporation’s (the “Company”) Registration Statement on Form N-2 (File No. 333-149109) filed with the Securities and Exchange Commission on February 7, 2008 (the “Registration Statement”), including all amendments thereto, and is incorporated herein by reference, and the description contained under such caption included in the form of final prospectus subsequently filed by the Company pursuant to Rule 497 under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description

a.	Articles of Amendment and Restatement, as amended(1)

b.	Amended and Restated Bylaws(2)

d.	Form of Subscription Certificate(1)

(1) Incorporated by reference to Exhibits (a) and (d)(5), as applicable, to the Company’s pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2 (File No. 333-149109), filed on March 14, 2008.

(2) Incorporated by reference to Exhibit (b)(2) to the Company’s pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2 (File No. 333-114656), filed on September 17, 2004.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARES CAPITAL CORPORATION

Date: March 14, 2008

	By:	/s/ Richard S. Davis
	Name:	Richard S. Davis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

a.	Articles of Amendment and Restatement, as amended(1)

b.	Amended and Restated Bylaws(2)

d.	Form of Subscription Certificate(1)

(1) Incorporated by reference to Exhibits (a) and (d)(5), as applicable, to the Company’s pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2 (File No. 333-149109), filed on March 14, 2008.

(2) Incorporated by reference to Exhibit (b)(2) to the Company’s pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, on Form N-2 (File No. 333-114656), filed on September 17, 2004.